Exhibit 99.1

            Ultratech Announces First Quarter 2004 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 21, 2004--Ultratech Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month period ended March 31, 2004.
    For the first quarter of fiscal 2004, Ultratech reported net sales of $26.6 million compared to $22.0 million during the first quarter of 2003. Ultratech's net income for the first quarter of 2004 was $527,000 or $0.02 per share (diluted) compared to a net loss of $983,000 or $0.04 per share (diluted) for the same quarter last year. Excluding special items relating to the sale of inventory previously written down, Ultratech's net income for the first quarter of 2004 was $187,000 or $0.01 per share (diluted).
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "Ultratech achieved market share gains with new customer acceptance in the advanced packaging markets, both in gold and solder bump as well as some of the emerging market areas such as wafer level chip scale packaging (WLCSP) and post passivation lithography (PPL). These market share gains demonstrate Ultratech's continued penetration in the advanced packaging arena and its commitment to supplying customers with the right tools to help them meet their advanced manufacturing requirements."
    "During the quarter Ultratech also achieved key accomplishments in the laser processing area," continued Zafiropoulo. "We are ramping up our activities in this area to meet our commitments to chipmakers' future technology and production criteria. With several patents awarded to Ultratech both in process and hardware technologies, we believe we are in a strong technology leadership position to be able to realize the potential of this market opportunity."
    At March 31, 2004, Ultratech had $165 million in cash, cash equivalents and short-term investments and a current ratio of 6.9:1. Working capital was $173 million and stockholders' equity was $8.13 per share based on 23,701,343 shares outstanding on March 31, 2004.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Wednesday, April 21, 2004. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's Web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's Web site. If you do not have Internet access, a replay of the call will be available by dialing 1-800-642-1687, or 1-706-645-9291 for international participants, and entering access code 6690016.

    Profile

    About Ultratech: Ultratech Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as integration and development of the laser processing operation; high degree of industry competition; delays, deferrals and cancellations of orders by customers; pricing pressures and product discounts; changes in pricing by Ultratech, its competitors or suppliers; customer concentration; market acceptance of new products and enhanced versions of Ultratech's existing products; lengthy sales cycles, including the timing of system acceptances; timing of new product announcements and releases by Ultratech or its competitors; ability to volume produce systems and meet customer requirements; mix of products sold; expiration of licensing arrangements, and the resulting adverse impact on Ultratech's licensing revenues; cyclicality in the semiconductor and nanotechnology industries; rapid technological change and the importance of timely product introductions; dependence on new product introductions and commercial success of any new products; outcome of litigation; sole or limited sources of supply; international sales; customer concentration; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; lengthy and costly development cycles for advanced lithography and laser-processing technologies and applications; inventory obsolescence; asset impairment; ability and resulting costs to attract or retain sufficient personnel to achieve Ultratech's targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon Ultratech maintaining profitability and the market price of Ultratech's stock; future acquisitions; changes to financial accounting standards; intellectual property matters; environmental regulations; effects of certain anti-takeover provisions; volatility of stock price; business interruptions due to natural disasters or utility failures; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on Ultratech's business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended Dec. 31, 2003.


                           ULTRATECH INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                              Mar. 31,       Dec. 31,
(In thousands )                                  2004         2003(a)
--------------------------------------- -------------- --------------
ASSETS                                     (Unaudited)
Current assets:
     Cash, cash equivalents, and
       short-term investments                $165,229       $165,902
     Accounts receivable                       15,429          9,398
     Inventories                               19,480         19,037
     Income taxes receivable                        -            349
     Prepaid expenses and other
       current assets                           1,690          2,099
--------------------------------------- -------------- --------------
Total current assets                          201,828        196,785

Equipment and leasehold
   improvements, net                           18,385         18,481
Intangible assets, net                            381            476
Demonstration inventories, net                  3,560          3,071
Other assets                                    2,074          1,935
--------------------------------------- -------------- --------------
Total assets                                 $226,228       $220,748
======================================= ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                             $2,525         $2,564
     Accounts payable                           8,576          7,729
     Deferred product and services
      income                                    3,919          1,088
     Deferred license income                    3,824          4,752
     Other current liabilities                 10,445         10,151
--------------------------------------- -------------- --------------
Total current liabilities                      29,289         26,284

Other liabilities                               4,185          3,725

Stockholders' equity                          192,754        190,739
--------------------------------------- -------------- --------------
Total liabilities and stockholders'
 equity                                      $226,228       $220,748
======================================= ============== ==============
Notes:

(a) The Balance Sheet as of Dec. 31, 2003 has been derived from the audited financial statements as of that date.


                           ULTRATECH INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


                                                 Three Months Ended
                                           --------------------------
                                               Mar. 31,      Mar. 31,
(In thousands, except per share amounts)          2004          2003
-----------------------------------------  ------------  ------------
Total net sales(a)                             $26,611       $22,000
Cost of sales:
   Cost of sales                                13,891        13,866
   Recovery of inventory writedown                (340)            -
-----------------------------------------  ------------  ------------
Total cost of sales                             13,551        13,866
-----------------------------------------  ------------  ------------
Gross profit                                    13,060         8,134
Operating expenses:
   Research, development, and engineering        6,210         4,591
   Amortization of intangible assets                95            95
   Selling, general, and administrative          7,087         5,106
-----------------------------------------  ------------  ------------
Operating income (loss)                           (332)       (1,658)
Interest expense                                   (35)          (66)
Interest and other income, net                     959         1,051
-----------------------------------------  ------------  ------------
Income (loss)  before tax                          592          (673)
Income tax provision                                65           310
-----------------------------------------  ------------  ------------
Net income (loss)                                 $527         ($983)
-----------------------------------------  ------------  ------------
Earnings per share-basic:
   Net income (loss)                             $0.02        ($0.04)
Number of shares used in per share
 calculations-basic                             23,683        22,680
Earnings per share-diluted:
   Net  income (loss)                            $0.02        ($0.04)
Number of shares used in per share
 calculations-diluted                           25,663        22,680
-----------------------------------------  ------------  ------------

-----------------------------------------  ------------  ------------
(a)Systems sales                               $20,442       $15,870
   Parts sales                                   2,348         2,766
   Service sales                                 2,893         2,436
   License sales                                   928           928
-----------------------------------------  ------------  ------------
  Total sales                                  $26,611       $22,000
-----------------------------------------  ------------  ------------

Note: The Company's first fiscal quarter ended on April 2, 2004 and March 29, 2003. For convenience of presentation, the Company's financial statements have been shown as ending on March 31, 2004 and March 31, 2003.


    CONTACT: Ultratech, San Jose
             Bruce Wright or Laura Rebouche, 408-321-8835